UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Hunter Maritime Acquisition Corp.
(Exact Name of Registrant as Specified in Its Charter)
Republic of the Marshall Islands	N/A
(State of Incorporation or Organization)	(IRS Employer Identification No.)
c/o MI Management Company Trust Company Complex, Suite 206 Ajeltake Road P.O. Box 3055 Majuro, Marshall Islands	MH96960
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Class A Common Share and one-half Warrant	The NASDAQ Stock Market LLC
Class A Common Shares, par value $0.0001 per share	The NASDAQ Stock Market LLC
Warrants, each exercisable for one Class A Common Share at an exercise price of $11.50 per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box.  ☐
Securities Act registration statement file number to which this form relates: File No. 333-214058 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

INFORMATION INCLUDED IN REGISTRATION STATEMENT
Item 1.	Description of Registrant's Securities to be Registered.
The securities to be registered by Hunter Maritime Acquisition Corp. (the "Registrant") hereby are the Registrant's (i) units, each unit consisting of one Class A Common Share (as defined below) and one-half of one Warrant (as defined below) (the "Units"), (ii) Class A common shares, par value $0.0001 per share ("Class A Common Shares"), and (iii) warrants to purchase Class A Common Shares ("Warrants"), each whole Warrant entitling the holder thereof to purchase one Class A Common Share.  The description of the Units, Class A Common Shares and Warrants contained in the section entitled "Description of Securities" in the Registrant's prospectus forming part of its Registration Statement on Form F-1 (File No. 333-214058), as initially filed publicly with the U.S. Securities and Exchange Commission (the "Commission") on October 11, 2016, and as thereafter amended (the "Registration Statement"), to which this Form 8-A relates is incorporated by reference herein.

Item 2.	Exhibits.
The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:
Exhibit No.	Description
3.1

Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registration Statement, filed with the Commission on November 14, 2016).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to Amendment No. 2 to the Registration Statement, filed with the Commission on November 14, 2016).
4.1	Specimen Unit Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement, filed with the Commission on November 7, 2016).
4.2	Specimen Class A Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registration Statement, filed with the Commission on November 7, 2016).
4.3	Specimen Warrant Certificate of the Registrant (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Registration Statement, filed with the Commission on November 7, 2016).
4.4
Form of Warrant Agreement by and between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Registration Statement, filed with the Commission on November 7, 2016).

10.1
Form of Registration Rights Agreement by and among the Registrant and the Bocimar Hunter NV (incorporated by reference to Exhibit 10.2 to the Registration Statement, filed with the Commission on October 11, 2016).

10.2
Form of Investment Management Trust Agreement by and between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to the Registration Statement, filed with the Commission on November 7, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: November 15, 2016	HUNTER MARITIME ACQUISITION CORP.

	By:	/s/ Alexander Saverys
	Name:	Alexander Saverys
	Title:	Chief Executive Officer